UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2012

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Royalty Financing Transaction

On November 27, 2012, Curis, Inc. (“Curis”), Curis Royalty LLC, a Delaware limited liability company and wholly-owned subsidiary of Curis (“Curis Royalty”) and BioPharma Secured Debt Fund II Sub, S.à r.l., a Luxembourg limited liability company managed by Pharmakon Advisors (“BioPharma-II”), entered into a credit agreement (the “Credit Agreement”). Upon the closing of the transaction contemplated by the Credit Agreement, which, subject to the satisfaction of specified closing conditions, is expected to occur within 10 business days (the “Closing Date”),

(i)	Curis will transfer to Curis Royalty, pursuant to a purchase and sale agreement between Curis and Curis Royalty (the “Purchase Agreement”), the right to receive:

(a)	royalty payments on the commercial sales of Erivedge owed by Genentech, Inc. (“Genentech”) to Curis under that certain Collaborative Research, Development and License Agreement, dated as of June 11, 2003, by and between Curis and Genentech, as amended (the “License Agreement”);

(b)	certain other royalty-related payments, if any, including amounts owed by Genentech with respect to the underpayment of royalties and accrued interest on payments which are not timely made by Genentech pursuant to the License Agreement; and

(c)	any payments made by Genentech to Curis pursuant to Genentech’s indemnification obligations under the License Agreement (payments in clauses (a), (b) and (c) above are collectively referred to herein as the “Royalty Payments”); and

(ii)	BioPharma-II will loan to Curis Royalty $30 million that, together with accrued interest, will be repaid by Curis Royalty from time to time from the proceeds of the Royalty Payments (the “Loan”).

The following summarizes certain terms and conditions of the royalty financing transaction and the agreements entered into in connection therewith.

Credit Agreement

Pursuant to the terms of the Credit Agreement, on the Closing Date, and subject to the satisfaction of specified closing conditions, BioPharma-II will make the Loan to Curis Royalty. The Loan will bear interest at a rate per annum of 12.25%. The Loan and accrued interest will be repaid by Curis Royalty from the proceeds of the Royalty Payments that it receives from time to time from Genentech. Quarterly Royalty Payments from Genentech will first be applied to pay (i) escrow fees payable by Curis pursuant to the Escrow Agreement (as defined below), (ii) Curis’ royalty obligations to academic institutions, (iii) certain expenses incurred by BioPharma-II in connection with the Credit Agreement and related transaction documents, including enforcement of its rights in the case of an event of default under the Credit Agreement and (iv) expenses incurred by Curis enforcing its right to indemnification under the License Agreement. Remaining amounts, subject to caps of $1.0 million per quarter in 2013, $2.0 million per quarter in 2014 and $3.0 million per quarter in 2015, will be applied first, to pay interest and second, principal on the Loan. Curis Royalty will be entitled to receive and distribute to Curis remaining Royalty Amounts in excess of the foregoing caps, if any.

The final maturity date of the Loan will be, subject to earlier acceleration as further described below, the earlier of (i) the date when principal and interest is paid in full and (ii) the termination of Curis Royalty’s right to receive royalties under the License Agreement. At any time after January 1, 2017, Curis Royalty may, subject to certain limitations, prepay the outstanding principal of the Loan in whole or in part, at a price equal to 105% of the outstanding principal on the Loan, plus accrued but unpaid interest.

The obligations of Curis Royalty under the Credit Agreement to repay the Loan may be accelerated upon the occurrence of an event of default under the Credit Agreement, including:

•	if any payment of principal is not made within three days of when such payment is due and payable or otherwise made in accordance with the terms of the Credit Agreement;

•	if any representations or warranties made in the Credit Agreement or any other transaction document proves to be incorrect or misleading in any material respect when made;

•	if there occurs a default in the performance of affirmative and negative covenants set forth in the Credit Agreement or any other transaction document;

•	the failure by Genentech to pay material amounts owed under the License Agreement because of an actual breach or default by Curis under the License Agreement;

•

a material breach or default by Curis Royalty under the Escrow Agreement or by Curis under the Purchase Agreement, in each case, which breach or default is not cured within 30 days after written demand thereof by BioPharma-II;

•	the voluntary or involuntary commencement of bankruptcy proceedings by either Curis or Curis Royalty and other insolvency related defaults;

•	any materially adverse effect on the binding nature of any of the transaction documents or the License Agreement;

•	any person shall be designated as an independent director of Curis Royalty other than in accordance with its limited liability company operating agreement; or

•	Curis shall at any time cease to own, of record and beneficially, 100% of the equity interests in Curis Royalty.

The Credit Agreement contains covenants applicable to Curis and Curis Royalty, including certain visitation, information and audits rights granted to BioPharma-II and restrictions on the conduct of business, including as it relates to continued compliance with the License Agreement and specified affirmative actions regarding the escrow account set up through the Escrow Agreement. The Credit Agreement also contains further covenants solely applicable to Curis Royalty, including restrictions on incurring indebtedness, creating or granting liens, making acquisitions and making specified restricted payments.

In connection with the Loan, Curis Royalty will grant a first priority lien and security interest (subject only to permitted liens) in all of its assets and all real, intangible and personal property, including all of its right, title and interest in and to the Royalty Payments. The Loan constitutes an obligation of Curis Royalty, and is intended to be non-recourse to Curis.

The foregoing is a summary of the Credit Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which Curis intends to file as an exhibit to its annual report on Form 10-K for the fiscal year ending December 31, 2012.

Purchase Agreement

On the Closing Date, Curis and Curis Royalty will enter into the Purchase Agreement pursuant to which Curis will agree to sell, convey, transfer and assign to Curis Royalty, all of Curis’ right, title and interest in and to the Royalty Payments, for a purchase price of $30 million.

The Purchase Agreement will continue in full force and effect until all of Curis Royalty’s right to receive the Royalty Payments and all other amounts to which Curis Royalty may be entitled to receive as payment pursuant to the Purchase Agreement have expired.

The foregoing is a summary of the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which Curis intends to file as an exhibit to its annual report on Form 10-K for the fiscal year ending December 31, 2012.

Consent and Direction

On the Closing Date, Curis, Curis Royalty and Genentech will enter into a consent and payment direction letter agreement (the “Consent and Direction”), pursuant to which Genentech will consent to the sale, conveyance, transfer and assignment by Curis to Curis Royalty of all of Curis’ right, title and interest in and to the Royalty Payments. Genentech will further agree that commencing on the Closing Date, it will pay any and all Royalty Payments directly to Boston Private Bank and Trust Company (the “Escrow Agent”) pursuant to an Escrow Agreement.

Except as specifically amended or supplemented by the Consent and Direction, the terms and conditions of the License Agreement remain unchanged and in full force and effect.

The foregoing is a summary of the Consent and Direction, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Consent and Direction, which Curis intends to file as an exhibit to its annual report on Form 10-K for the fiscal year ending December 31, 2012.

Escrow Agreement

On the Closing Date, Curis, Curis Royalty, BioPharma-II and the Escrow Agent will enter into an escrow agreement (the “Escrow Agreement”), pursuant to which the Escrow Agent will set up a non-interest bearing deposit account in the name of Curis Royalty, to facilitate the payment of Royalty Payments received from Genentech under the License Agreement to BioPharma-II or other specified parties in accordance with instructions to be issued by Curis Royalty and BioPharma-II.

The Escrow Agreement contains customary exculpation and indemnification obligations of Curis and Curis Royalty for the benefit of the Escrow Agent. The Escrow Agreement terminates upon the Escrow Agent’s receipt of a joint written termination notice from Curis Royalty and BioPharma-II or upon the decision of the Escrow Agent to resign upon 30 days’ written notice.

The foregoing is a summary of the Escrow Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Escrow Agreement, which Curis intends to file as an exhibit to its annual report on Form 10-K for the fiscal year ending December 31, 2012.

IAP License Agreement

On November 27, 2012, Curis entered into an exclusive license agreement (the “IAP License Agreement”) with Genentech, pursuant to which Genentech granted to Curis an exclusive, worldwide license to develop and commercialize GDC-0917, a small molecule that is designed to promote cancer cell death by deactivating inhibitor of apoptosis proteins (“IAPs”). Curis has designated GDC-0917 as CUDC-427.

Pursuant to the terms of the IAP License Agreement, Genentech has agreed to transfer to Curis know how, information and materials necessary for Curis to continue the development of CUDC-427. Genentech will also assign its existing IND for CUDC-427 to Curis.

Under the terms of the IAP License Agreement, Curis has agreed to use commercially reasonable efforts to develop and commercialize CUDC-427, including to conduct at least one additional Phase I clinical trial of CUDC-427, and unless the results of the additional Phase I trial do not provide sufficient scientific or clinical justification for continued clinical development, to conduct a Phase II clinical trial to inform a decision to start a Phase III clinical trial. Curis will be solely responsible for all future costs related to the development, registration and commercialization of products under the agreement.

Under the terms of the IAP License Agreement, Curis will pay Genentech $9.5 million, which is comprised of an up-front license fee and technology transfer costs. In addition, Genentech is eligible to receive milestone payments upon the first commercial sale of products containing CUDC-427 in certain territories, and escalating royalties on net sales of products, which royalties are subject to reduction in certain limited circumstances. On a product-by-product and country-by-country basis, the term of Curis’ royalty payment obligations will begin on the first commercial sale of a product in a country and will continue until the later of (i) 10 years after the first commercial sale of such product in such country and (ii) the date of expiration of Genentech’s patent rights covering such product in such country. Upon expiration of Curis’ royalty payment obligations with respect to a product in a country, Curis’ license with respect to such product in such country will become royalty-free and fully paid-up.

The IAP License Agreement will continue in effect until expiration of all royalty payment obligations with respect to any product, unless terminated early by either party as described below. Upon expiration of the agreement, Curis’ license will become royalty-free, fully paid-up, irrevocable and perpetual.

Each of Genentech and Curis may terminate the IAP License Agreement prior to expiration in the event of the uncured material breach of the agreement by the other party. In addition, Curis may terminate the IAP License Agreement prior to expiration for any reason upon 90 days’ prior written notice to Genentech. Upon any termination of the IAP License Agreement, the license granted to Curis will terminate and revert to Genentech. If Genentech terminates the IAP License Agreement for an uncured material breach by Curis, or if Curis terminates the IAP License Agreement for any reason other than uncured material breach by Genentech, Genentech will be entitled to certain licenses and other rights with respect to products existing as of the date of termination, and Curis may, under specified circumstances, be obligated to supply products to Genentech for a limited period after termination.

The IAP License Agreement also contains certain customary terms regarding patent prosecution, maintenance, enforcement and defense, representations and warranties, indemnification obligations, and confidentiality provisions.

The foregoing is a summary of the IAP License Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the IAP License Agreement, which Curis intends to file as an exhibit to its annual report on Form 10-K for the fiscal year ending December 31, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Royalty Financing Transaction” is incorporated herein by reference.

Item 8.01.	Other Events.

On November 28, 2012, Curis issued a press release announcing entry into the Credit Agreement and the transactions contemplated thereby. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On November 28, 2012, Curis issued a press release announcing entry into the IAP License Agreement and the transactions contemplated thereby, as well as providing an update on its CUDC-101, CUDC-907 and Debio 0932 programs. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

* * *

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the expected timetable for closing the transaction contemplated by the Credit Agreement and other statements regarding Curis’ plans, prospects, goals, objectives and strategies for its business. Forward-looking statements used in this Current Report on Form 8-K may contain the words “believes”, “expects”, “anticipates”, “plans”, “seeks”, “estimates”, “assumes”, “will”, “may,” “could,” “would” or similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different from those indicated by such forward-looking statements, including without limitation the important risks that are discussed in Curis’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and other filings that it periodically makes with the Securities and Exchange Commission.

In addition, the statements in this Current Report on Form 8-K reflect Curis’ expectations and beliefs as of the date of this Current Report on Form 8-K. Curis anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while it may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Curis’ views as of any date after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: November 28, 2012	By:	/s/ Michael P. Gray
Michael P. Gray Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on November 28, 2012, regarding the royalty financing transaction

99.2	Press Release issued by the Company on November 28, 2012, regarding the IAP License Agreement and other program updates